UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2010

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Vitamin Shoppe 2010 Employee Stock Purchase Plan.

The stockholders of Vitamin Shoppe, Inc. (“Vitamin Shoppe”) approved the adoption of the Vitamin Shoppe 2010 Employee Stock Purchase Plan (the “2010 Stock Purchase Plan”) at the 2010 Annual Meeting of Stockholders of Vitamin Shoppe, Inc. (the “Annual Meeting”) held on June 2, 2010. The terms and conditions of the 2010 Stock Purchase Plan are described in the Vitamin Shoppe Proxy Statement dated April 20, 2010, which description is incorporated by reference herein. The summary is qualified in its entirety by reference to the 2010 Stock Purchase Plan, filed as Exhibit 10.16 to the Vitamin Shoppe, Inc. Annual Report on Form 10-K for the fiscal year ended December 26, 2009, filed on March 17, 2010.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following items were voted on by the stockholders:

a.	All of the director nominees were elected to serve until the Annual Meeting in 2011 and until their respective successors are duly elected and qualified.

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Richard L. Markee	19,273,594	3,128,670	521,374
B. Michael Becker	22,365,161	37,103	521,374
Catherine E. Buggeln	22,364,861	37,403	521,374
John H. Edmondson	22,365,161	37,103	521,374
David H. Edwab	22,315,241	87,023	521,374
John D. Howard	19,224,937	3,177,327	521,374
Douglas R. Korn	19,339,803	3,062,461	521,374
Richard L. Perkal	19,102,675	3,299,589	521,374
Beth M. Pritchard	22,365,461	36,803	521,374
Katherine Savitt-Lennon	22,364,561	37,703	521,374

b.	The adoption of the Vitamin Shoppe 2010 Employee Stock Purchase Plan was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
22,392,791	2,700	7,243	520,904

c.	The appointment of Deloitte & Touche LLP as the Vitamin Shoppe independent registered public accounting firm for the 2010 fiscal year was approved.

FOR	AGAINST	ABSTAIN
22,916,140	7,494	4

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 3, 2010	By:	/s/ Michael G. Archbold
Name: Michael G. Archbold
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer